POTLATCH CORPORATION

                       2000 STOCK INCENTIVE PLAN


     1. PURPOSE.

     This Potlatch Corporation 2000 Stock Incentive Plan is intended to provide incentive to employees and directors of Potlatch Corporation (the

"Corporation") and its eligible subsidiaries, to encourage proprietary interest in the Corporation and to encourage employees and directors to remain in the service of the Corporation or its subsidiaries.


     2. DEFINITIONS.

     (a) "Award" means any award of an Option, Restricted Stock or an Other

Share-Based Award under the Plan.

     (b) "Board" means the Board of Directors of the Corporation.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means the Committee appointed by the Board in accordance with Section 4.

     (e) "Common Stock" means the $1 par value common stock of the

Corporation.

     (f) "Corporation" means Potlatch Corporation, a Delaware corporation.

     (g) "Director" means a director of the Corporation.

     (h) "Disability" means the condition of an Employee who is unable to engage in any substantial gainful activity by reason of any medically

                                                            Exhibit (10)(c)
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determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of at least 12 months.

     (i) "Employee" means an individual (who may be an officer or a

Director) employed by the Corporation or a Subsidiary (within the meaning of the Code section 3401 and the regulations thereunder).

     (j) "Exercise Price" means the price per Share of Common Stock at which an option may be exercised.

     (k) "Fair Market Value" of a Share as of a specified date means the closing price at which Shares are traded at the close of business on such date as reported in the New York Stock Exchange composite transactions published in the Western Edition of the Wall Street Journal, or if no

trading of Shares is reported for that day, on the next preceding day on which trading was reported.

     (l) "Incentive Stock Option" means an Option described in Code section 422(b).

     (m) "Misconduct" means that a Participant has engaged in unfair competition with the Corporation or a Subsidiary, induced any customer of the Corporation or a Subsidiary to breach any contract with the

Corporation or a Subsidiary, made any unauthorized disclosure of any of the secrets or confidential information of the Corporation or a Subsidiary,

committed an act of embezzlement, fraud or theft with respect to the property of the Corporation or a Subsidiary, or engaged in conduct which is not in good faith and which directly results in material loss, damage or injury to the business, reputation or employees of the Corporation or a Subsidiary.

     (n) "Nonqualified Stock Option" means an Option not described in

Code section 422(b) or 423(b).

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     (o) "Option" means a stock option granted pursuant to Section 7 or

Section 10.  "Option Agreement" means the agreement between the Corporation and the Participant which contains the terms and conditions pertaining to such Option.

     (p) "Other Share-Based Award" means an Award granted pursuant to

Section 9.  "Other Share-Based Award Agreement" means the agreement between the Corporation and the recipient of an Other Share-Based Award which contains the terms and conditions pertaining to the Other Share-Based Award.

     (q)	"Outside Director" means a Director who is not an Employee.

     (r) "Participant" means an Employee who has received an Award or an

Outside Director who has received an Option.

     (s) "Plan" means this Potlatch Corporation 2000 Stock Incentive Plan.

     (t) "Purchase Price" means the Exercise Price times the number of whole

Shares with respect to which an Option is exercised.

     (u) "Restricted Stock" means Shares granted pursuant to Section 8.

"Restricted Stock Agreement" means the agreement between the Corporation and the recipient of Restricted Stock which contains the terms, conditions and restrictions pertaining to the Restricted Stock.

     (v) "Share" means one share of Common Stock, adjusted in accordance with Section 13 (if applicable).

     (w) "Stock Right" means a bookkeeping entry representing a right to the equivalent of one Share.

     (x) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations

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other than the last corporation in the unbroken chain owns stock possessing

50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


     3. EFFECTIVE DATE.

     This Plan was adopted by the Board on December 2, 1999, to be effective immediately, subject to approval by the Corporation's stockholders.



     4. ADMINISTRATION.

     The Plan shall be administered by a committee (the "Committee")

appointed by the Board, consisting of not less than two disinterested members.  The term "disinterested members" as applied to Directors shall include only Directors who are not active Employees of the Corporation or of any of its Subsidiaries, who are not eligible to receive discretionary

Awards under Sections 7, 8 and 9 of this Plan or under any other stock incentive plan of the Corporation and who have not received such discretionary Awards for at least one year preceding appointment as a member of the Committee.  The Board may from time to time remove members from, or add members to, the Committee.  Vacancies on the Committee shall be filled by the Board.  The Board shall appoint one of the members of the

Committee as Chairman.

     If any member of the Committee does not qualify as an "outside director" for purposes of section 162(m) of the Code, Awards under the Plan for the chief executive officer and the four most highly compensated officers of the Corporation (other than the chief executive officer) shall be administered by a subcommittee consisting of each Committee member who qualifies as an "outside director."  If fewer than two Committee members qualify as "outside directors," the Board shall appoint one or

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more other members to such subcommittee who do qualify as "outside directors" so that it will at all times consist of at least two members who qualify as "outside directors" for purposes of section 162(m) of the Code.

     The Committee shall hold meetings at such times and places as it may determine.  Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the

Committee, shall be the valid acts of the Committee.  The Committee shall from time to time at its discretion make determinations with respect to

Employees who shall be granted Awards, the number of Shares or Share equivalents to be subject to each Award, the vesting of Awards, the designation of Options as Incentive Stock Options or Nonqualified Stock

Options and other conditions of Awards to Employees.

     The interpretation and construction by the Committee of any provisions of the Plan or of any Award shall be final.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.


     5. ELIGIBILITY.

     Participants shall be such key Employees (who may be officers, whether or not they are Directors) of the Corporation or of its Subsidiaries as the

Committee shall select, but subject to the terms and conditions set forth below.  In addition, all Outside Directors shall be Participants solely for purposes of the nondiscretionary Awards described in Section 10.

     (a) Ten Percent Stockholders.

     An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Corporation, its parent or any

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of its Subsidiaries is not eligible to receive an Incentive Stock Option pursuant to this Plan.  For purposes of this Section 5(a) the stock ownership of an Employee shall be determined pursuant to section 424(d)

of the Code.

     (b) Number of Awards.

     A Participant may receive more than one Award, including Awards of the same type, but only on the terms and subject to the restrictions set forth in the Plan.  The maximum aggregate number of Shares or Share equivalents that may be subject to Awards to a Participant in any calendar year is

100,000 shares.


     6. STOCK.

     The stock subject to Options, Restricted Stock, or Other Share-Based

Awards granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock.  The aggregate number of Options,

Restricted Stock or Other Share-Based Awards issued under this Plan shall not exceed 1,400,000 Shares.  In the event that any outstanding Option under the Plan for any reason expires or is terminated or any Restricted Stock or

Other Share-Based Award is forfeited, the Shares allocable to the unexercised portion of such Option or the forfeited Restricted Stock or

Other Share-Based Award may again be subjected to Options, Restricted Stock or Other Share-Based Awards under the Plan, provided that under the terms of the Award the Participant received no benefits of ownership during the period the Award was outstanding.  However, if one Award is granted in tandem with another, so that the exercise of one causes the other to expire,

then the number of Shares subject to the expired Award shall not be restored to the pool available for Awards.

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          The limitations established by this Section 6 shall be subject to adjustment as provided in Section 13.


     7. TERMS AND CONDITIONS OF EMPLOYEE OPTIONS.

     Options granted to Employees pursuant to the Plan shall be evidenced by written Option Agreements in such form as the Committee shall determine,

subject to the following terms and conditions:

     (a) Number of Shares.

     Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment of such number in accordance with Section

13.

     (b) Exercise Price.

     Each Option shall state the Exercise Price, determined by the

Committee, which shall not be less than the Fair Market Value of a Share on the date of grant.

     (c) Medium and Time of Payment.

     The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided that with the consent of the

Committee and in accordance with its rules and regulations, the Purchase

Price may be paid by the surrender of Shares in good form for transfer,

owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, so long as the total of the cash and the Fair Market Value of the Shares surrendered equals the Purchase Price.  No Share shall be issued until full payment has been made.

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     (d) Term and Exercise of Options; Nontransferability of Options.

     Each Option shall state the time or times when it becomes exercisable.

No Option shall be exercisable after the expiration of 10 years from the date it is granted.  During the lifetime of the Participant, the Option shall be exercisable only by the Participant and shall not be assignable or transferable.  In the event of the Participant's death, no Option shall be transferable by the Participant other than by will or the laws of descent and distribution.

     Subject to the foregoing, beginning six months after the date of grant the Participant shall have the right to exercise the Option (or to call the related stock appreciation right as described in Section 7 (i)) in whole or in part:

          (i) Upon consummation of a reorganization, merger or consolidation involving the Corporation (a "Business Combination"), in each case,

     unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners,

     respectively, of the then outstanding shares of Common Stock (the

     "Outstanding Common Stock") and then outstanding voting securities of the Corporation entitled to vote generally in the election of Directors

     (the "Outstanding Voting Securities") immediately prior to such Business

     Combination beneficially own, directly or indirectly, more than 50% of,

     respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including,

     without limitation, a corporation which as a result of such transaction owns the Corporation either directly or through one or more

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     subsidiaries), (B) no Person (as defined in subparagraph (iii) below)

     (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or such other corporation resulting from such Business

     Combination) beneficially owns, directly or indirectly, 20% or more of,

     respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership is based on the beneficial ownership, directly or indirectly, of Outstanding Common

     Stock or Outstanding Voting Securities immediately prior to the

     Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business

     Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; provided, however, if the Corporation and the other party to the Business Combination agree that the transaction is to be treated as a pooling of interests for financial reporting purposes, and if the transaction in fact is so treated, then the right to exercise the Option (or to call the related stock appreciation right)

     shall not be accelerated upon consummation of the Business Combination to the extent that the Corporation's independent accountants and the other party's independent accountants separately determine in good faith that the acceleration would preclude the use of pooling of interests accounting; or

          (ii) On the date that individuals who, as of December 2, 1999 constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to December 2, 1999 whose election, or nomination for election by the Corporation's stockholders,

     was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for

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     this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors, an actual or threatened solicitation of proxies or consents or any other actual or threatened action by, or on behalf of any Person other than the Board;

     or

          (iii) Upon the acquisition after December 2, 1999 by any

     individual, entity or group (within the meaning of Section 13(d) (3) or

     14 (d) (2) of the Securities Exchange Act of 1934, as amended (the

     "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then Outstanding Common Stock or (B) the combined voting power of the Outstanding Voting Securities; provided,

     however, that the following acquisitions shall not be deemed to be covered by this subsection (iii): (x) any acquisition of Outstanding

     Common Stock or Outstanding Voting Securities by the Corporation, (y)

     any acquisition of Outstanding Common Stock or Outstanding Voting

     Securities  by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or (z) any acquisition of Outstanding

     Common Stock or Outstanding Voting Securities by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C)

     of subsection (i) of this Section 7(d); or

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          (iv)	Upon the consummation of the sale of all or substantially all of the assets of the Corporation or approval by the stockholders of the

     Corporation of a complete liquidation or dissolution of the Corporation.

     (e) Termination of Employment Except Death.

     In the event that a Participant who is an Employee ceases to be employed by the Corporation or its Subsidiaries for any reason other than death, such Participant shall have the right (subject to the limitations of

Section 7(d) above) to exercise the Option either:

          (i) within three months after such termination of employment; or

          (ii) (in the case of Early, Normal or Late Retirement under the

     Salaried Employees' Retirement Plan, or Disability), at any time before the end of the option period specified in the Option Agreement,

to the extent that, at the date of termination of employment, the Option had vested pursuant to the terms of the Option Agreement with respect to which such Option was granted and had not previously been exercised.  However, if the employment of a Participant is terminated by the Corporation or a

Subsidiary by reason of Misconduct, such Option shall cease to be exercisable at the time of the Participant's termination of employment.

The Committee shall determine whether a Participant's employment is terminated by reason of Misconduct.  In making such determination the

Committee shall act fairly and shall give the Participant an opportunity to be heard and present evidence on his or her behalf.  If a Participant's employment terminates for reasons other than Misconduct, but Misconduct is discovered after the termination and is determined to have occurred by the

Committee, all outstanding Options shall cease to be exercisable upon such determination.

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     For purposes of the section, the employment relationship will be treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the

Committee, in accordance with rules and regulations construing Code section

422(a)(2)).  Notwithstanding the foregoing, in the case of an Incentive

Stock Option, employment shall not be deemed to continue beyond the 90th day after the Participant ceased active employment, unless the Participant's reemployment rights are guaranteed by statute or by contract.

     (f) Death of Participant.

     If a Participant who is an Employee dies while in the employ of the

Corporation or a Subsidiary, the Option may be exercised at any time before the end of the option period as specified in the Option Agreement by the executors or administrators of the Participant's estate or by any person or persons who acquired the Option directly from the Participant by bequest or inheritance, to the extent that, at the date of the Participant's death, the

Option had vested pursuant to the terms of the Option Agreement and had not previously been exercised.

     (g) Rights as a Stockholder.

     A Participant or a transferee of a Participant shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of issuance of a stock certificate for such Shares.  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 13.

     (h) Modification, Extension and Renewal of Options.

     Subject to the terms and conditions and within the limitations of the

Plan, the Committee may modify, extend or renew outstanding Options granted

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to Employees under the Plan, or accept the exchange of outstanding Options (to the extent not previously exercised) for the granting of new Options (at the same or a different price).  Notwitstanding the foregoing, however, no modification of an Option shall, without the consent of the Participant,

alter or impair any rights or obligations under any Option previously granted under the Plan.

     (i) Stock Appreciation Rights.

     Each Option granted under the Plan shall include a stock appreciation right that may be exercised only following the applicable event described in

Section 7(d)(i) through (iv). Following any such event, the Participant shall have the right to surrender all or part of the Option and to exercise the stock appreciation right (the "call") to obtain payment from the Corporation of an amount equal to the difference obtained by subtracting the aggregate

Exercise Price of the Shares subject to the Option (or the portion of such

Option) surrendered from the Fair Market Value of such Shares on the date of such surrender.  In the case of a stock appreciation right called after an event described in Section 7(d) (i) or (iv) above, "Fair Market Value" for purposes of this Subsection (i) shall be the greater of (A) the Fair Market

Value of such Shares as of the date immediately prior to the event described in Section 7(d) (i) or (iv) above, or (B) the value of such Shares determined as of the date of the call in good faith by the Committee (as composed on the day preceding the date of the event described in Section 7(d) (i) or (iv)

above), taking into consideration all relevant facts and circumstances.  The call of such stock appreciation right shall be subject to such limitations

(including, but not limited to, limitations as to time and amount) as the

Committee shall deem appropriate.  The payment may be made in shares of

Common Stock (determined with reference to its Fair Market Value on the

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date of call), or in cash, or partly in cash and in shares of Common Stock,

at the discretion of the Committee, provided that the Committee determines that such settlement is consistent with the purpose set forth in Section 1,

and provided further, that if the stock appreciation right is called after an event described in Section 7(d)(i) or (iv), the payment shall be made in cash.  For all purposes under the Plan, the terms "exercise" or

"exercisable" shall be deemed to include the terms "call" or "callable" as such terms may apply to a stock appreciation right, and in the event of the call of a stock appreciation right, the underlying Option will be deemed to have been exercised for all purposes under the Plan.

     (j) Limitation of Incentive Stock Option Awards.

     If and to the extent that the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which any Incentive Stock Options are exercisable for the first time by a

Participant during any calendar year under this Plan and all other plans maintained by the Corporation, its parent or its Subsidiaries exceeds

$100,000, the excess (taking into account the order in which they were granted) shall be treated as nonqualified stock options.

     (k) Other Provisions.

     The Option Agreement shall contain such other provisions that are consistent with the terms of the Plan, including, without limitation,

restrictions upon the exercise of the Option, as the Committee shall deem advisable.

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     8. RESTRICTED STOCK.

     (a) Grants.

     Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such

Awards may be subject to forfeiture, and all other terms and conditions of the Awards.  The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the

Committee may determine, in its sole discretion.

     The terms of each Restricted Stock Award shall be set forth in a

Restricted Stock Agreement between the Corporation and the Employee, which

Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan.  Each

Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock.  Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.  The Committee shall require that stock certificates evidencing such shares be held by the Corporation until the restrictions lapse and that, as a condition of any Restricted Stock Award,

the Participant shall deliver to the Corporation a stock power relating to the stock covered by such Award.

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     (b) Restrictions and Conditions.

     The shares of Restricted Stock awarded pursuant to this Section 8 shall be subject to the following restrictions and conditions:

          (i) During a period set by the Committee commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or encumber shares of

     Restricted Stock awarded under the Plan.  Within these limits, the

     Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance, a change of control of the Corporation or such other factors or criteria as the Committee may determine in its sole discretion.

          (ii) Except as provided in this paragraph (ii) and paragraph (i)

     above, the Participant shall have, with respect to the shares of

     Restricted Stock, all of the rights of a stockholder of the Corporation,

     including the right to vote the shares and the right to receive any cash dividends.  The Committee, in its sole discretion, as determined at the time of Award, may provide that the payment of cash dividends shall or may be deferred and, if the Committee so determines,

     reinvested in additional Shares of Restricted Stock to the extent available under Section 6, or otherwise reinvested.  Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

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          (iii) The Committee shall specify the conditions under which shares of Restricted Stock shall vest or be forfeited and such conditions shall be set forth in the Restricted Stock Agreement.

          (iv) If and when the Restriction Period applicable to shares of

     Restricted Stock expires without a prior forfeiture of the Restricted

     Stock, certificates for an appropriate number of unrestricted Shares shall be delivered promptly to the Participant, and the certificates for the shares of Restricted Stock shall be canceled.


     9. OTHER SHARE-BASED AWARDS.

     (a) Grants.

     Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares ("Other Share-Based

Awards"), may be granted either alone or in addition to or in conjunction with other Awards under this Plan.  Awards under this Section 9 may include

(without limitation) Stock Rights, the grant of Shares conditioned upon some specified event, the payment of cash based upon the performance of the

Shares or the grant of securities convertible into Shares.

     Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom and the time or times at which Other Share-Based Awards shall be made, the number of Shares or other securities, if any, to be granted pursuant to Other Share-Based

Awards, and all other conditions of the Other Share-Based Awards.  The

Committee may condition the grant of an Other Share-Based Award upon the attainment of specified performance goals or such other factors as the

Committee shall determine, in its sole discretion.  In making an Other

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Share-Based Award, the Committee may determine that the recipient of an

Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Shares or other securities covered by the Award, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. The terms of any

Other Share-Based Award shall be set forth in an Other Share-Based Award

Agreement between the Corporation and the Employee, which Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan.

     (b) Terms and Conditions.

     In addition to the terms and conditions specified in the Other Share-

Based Award Agreement, Other Share-Based Awards shall be subject to the following:

          (i) Any Other Share-Based Award may not be sold, assigned,

     transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued or the Award becomes payable, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

          (ii) The Other Share-Based Award Agreement shall contain provisions dealing with the disposition of such Award in the event of termination of the Employee's employment prior to the exercise, realization or payment of such Award, and the Committee in its sole discretion may provide for payment of the Award in the event of the Employee's retirement, Disability or death or the change of control of the

     Corporation, with such provisions to take account of the specific nature and purpose of the Award.

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     10. OPTION AWARDS TO OUTSIDE DIRECTORS.

     (a) Award Upon Election.

     Each Outside Director who is elected by the Board to fill a vacancy on the Board shall receive a Nonqualified Stock Option for 5,000 Shares on the date of the Board's regular meeting in December following his or her election.

     (b) Annual Awards.

     Each Outside Director shall receive a Nonqualified Stock Option for

2,500 Shares on the date of the Board's regular meeting in December of each year he or she serves as Outside Director, other than a year in which the

Outside Director receives an award under Section 10(a) above.

     (c) Terms and Conditions of Options.

     Each Nonqualified Stock Option granted pursuant to this Section 10 shall be subject to the following terms and conditions:

          (i) The Exercise Price shall be the Fair Market Value of a Share on the date of grant.

          (ii) The Option shall become vested and exercisable in 50%

     increments on the first and second anniversaries of the date of grant,

     provided the Outside Director has continuously been an Outside Director from the date of grant until such time.

          (iii) In the event the Outside Director terminates services as a

     Director for any reason other than death, the former Director shall have the right to exercise the Option either:

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               (A) within three months after such termination,

               or

               (B) in the case of termination after five years of service as an Outside Director, at any time before the end of the

                   option period specified in the Option Agreement,

     to the extent that, at the date of termination the Option had vested pursuant to (ii) above and had not previously been exercised.  However,

     if the services of the Outside Director are terminated by the Board for cause in accordance with the Corporation's Restated Certificate of

     Incorporation, such Option shall cease to be exercisable at the time of the Outside Director's termination of services.

          (iv) In the event the Outside Director's services terminate by reason of death, the Option may be exercised at any time before the end of the option period specified in the Option Agreement by the executors or administrators of the Director's estate or by any person or persons who shall have acquired the Option directly from the Director by bequest or inheritance, to the extent that, at the date of the Director's death,

     the Option had vested pursuant to (ii) above and had not previously been exercised.

Except as specifically set forth in (i) through (iv) above, each Nonqualified

Stock Option granted pursuant to this Section 10 also shall be subject to all of the terms and conditions set forth in Section 7, other than Section 7(h).


     11. OTHER PAYMENTS IN SHARES.

     Shares may be issued under this Plan to satisfy the payment of all or part of an award pursuant to the Potlatch Corporation Management Performance

Award Plan.  In addition, all or part of any Director's fees may be paid in

Shares issued under this Plan.  Any Shares issued pursuant to this Section 11 shall reduce the number of Shares authorized for Options, Restricted Stock or Other Share-Based Awards under Section 6 but shall not be considered an

Award for purposes of the maximum grant limitation in Section 5(b).


     12.	TERM OF PLAN.

     Awards may be granted and Shares may be issued pursuant to the Plan until the termination of the Plan on December 2, 2009.


     13. RECAPITALIZATION.

     Subject to any required action by the stockholders, the number of Shares covered by this Plan as provided in Section 6, the maximum grant limitation in Section 5(b), the number of Shares covered by or referenced in each outstanding Award, the number of Options to be granted to Outside Directors under Sections 10(a) through 10(c) and the Exercise Price of each outstanding

Option and any price required to be paid for Restricted Stock or Other

Share-Based Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, the payment of a stock dividend (but only of

Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Corporation or the declaration of a dividend payable in cash that has a material effect on the price of issued Shares.

     Subject to any required action by the stockholders, if the Corporation shall be a party to any merger, consolidation or other reorganization, each outstanding Award shall pertain and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled. In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

     To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the

Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an incentive stock option within the meaning of section 422 of the Code.

     Except as expressly provided in this Section 13, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect the number or price of Shares subject to the Option.

     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications,

reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

     14. SECURITIES LAW REQUIREMENTS AND LIMITATION OF RIGHTS.

     (a) Securities Law.

     No Shares shall be issued pursuant to the Plan unless and until the

Corporation has determined that:  (i) it and the Participant have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from registration; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.

     (b) Employment Rights.

     Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Corporation or a

Subsidiary or to remain a Director.  The Corporation and its Subsidiaries reserve the right to terminate the employment of any employee at any time,

with or without cause or for no cause, subject only to a written employment contract (if any), and the Board reserves the right to terminate a

Director's membership on the Board for cause in accordance with the

Corporation's Restated Certificate of Incorporation.

     (c) Stockholders' Rights.

     A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her

Award prior to the issuance of a stock certificate for such Shares.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued.

     (d) Creditors' Rights.

     A holder of an Other Share-Based Award shall have no rights other than those of a general creditor of the Corporation.  An Other Share-Based Award shall represent an unfunded and unsecured obligation of the Corporation,

subject to the terms and conditions of the applicable Other Share-Based

Award Agreement.  An Other Share-Based Award shall not be deemed to create a trust for the benefit of any individual.


     15. AMENDMENT OF THE PLAN.

     The Board may suspend or discontinue the Plan or revise or amend it with respect to any Shares at the time not subject to Awards except that, without approval of the stockholders of the Corporation, no such revision or amendment shall:

          (a) Increase the number of Shares subject to the Plan;

          (b) Change the designation in Section 5 of the class of Employees eligible to receive Awards;

          (c) Decrease the price at which Incentive Stock Options may be granted;

          (d) Remove the administration of the Plan from the Committee;

          (e) Render any disinterested member of the Committee eligible to receive a discretionary Award under Sections 7, 8 and 9 while serving on the Committee;

          (f) Amend this Section 15 to defeat its purpose.

     16. NO OBLIGATION TO EXERCISE OPTION.

     The granting of an Option shall impose no obligation upon the

Participant to exercise such Option.


     17. APPROVAL OF STOCKHOLDERS.

     This Plan and any amendments requiring stockholder approval pursuant to

Section 15 shall be subject to approval by affirmative vote of the stockholders.  Such vote shall be taken at the first annual meeting of stockholders of the Corporation following the adoption of the Plan or of any such amendments, or any adjournment of such meeting.


     18. PAYMENT OF EXCISE TAX.

     If any payments or transfers to or for the benefit of the Participant are deemed an "excess parachute payment" as defined in Section 280G of the

Internal Revenue Code of 1986 (the "Code") subject to the excise tax imposed by Section 4999 of the Code, the Corporation shall pay to the Participant an additional amount such that the total amount of all such payments and benefits (including payments made pursuant to this Section) to the

Participant shall equal the total amount of all such payments and benefits to which the Participant would have been entitled (but for this Section) net of all applicable federal, state and local taxes except the excise tax.  For purposes of this Section, the Participant shall be deemed to pay federal,

state and local taxes at the highest marginal rate of taxation for the applicable calendar year.  The amount of the payment to the Participant shall be estimated by the firm of independent certified public accountants serving as the outside auditor of the Corporation, as of the date of the applicable event as described in Section 7(d) (i) through (iv).


     19. WITHHOLDING TAXES.

     (a) General.

     To the extent required by applicable law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the

Corporation for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution.  The Corporation shall not be required to make such payment or distribution until such obligations are satisfied.

     (b) Nonqualified Options.

     The Committee may permit a Participant who exercises Nonqualified Stock

Options to satisfy all or part of his or her withholding tax obligations by having the Corporation withhold a portion of the Shares that otherwise would be issued to him or her under such Nonqualified Stock Options.  Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.  The payment of withholding taxes by surrendering

Shares to the Corporation, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

     20. EXECUTION.

     To record the adoption the Plan effective December 2, 1999,

the Corporation has caused its authorized officer to execute the same.


                                     POTLATCH CORPORATION


                                     By	/s/ Betty R Fleshman